UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: January 23, 2012

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(c)  Appointment of Certain Officer

On January 23, 2012, Vani Kumar Dantam commenced work as the Senior Vice President-Business Development, Sales and Marketing of Axion Power International, Inc. (the “Company”).

From 2010 – 2011, Mr. Dantam served as the Vice President – Business Development & Sales for Ener 1, a manufacturer of EV and HEV batteries. During his tenure with Ener 1, Dantam developed over 35 comprehensive proposals for new global customers, building a pipeline of over $500 million in EV and HEV battery business.

From 1994 – 2010, Dantam was employed with Remy International, as Director – Sales & Marketing, Global Director – Heavy Duty Sales & Marketing (2004-2009) and Global Director – Hybrid & Traction Motor Sales & Business Development (2009 – 2010).

Mr. Dantam holds an MBA ( Finance and International Business ) from Indiana University, an MS, Mechanical Engineering from Vanderbilt University and a BE, Metallurgical Engineering from Banaras Hindu University- in India.

In conjunction with the appointments, the Company entered into an employment agreement with Mr. Dantam.. This agreement generally requires the executive to devote substantially all of his business time to our affairs, establish standards of conduct, prohibit competition with our company during his term, affirm our rights respecting the ownership and disclosure of patents, trade secrets and other confidential information, provide for the acts and events that would give rise to termination of such agreements and provide express remedies for a breach of the agreement. Each of our executives will participate in our standard employee benefit programs, including medical/hospitalization insurance as in effect from time to time. Each of the covered executives will generally receive reimbursement for all reasonable business expenses incurred by them on behalf of the Company in the performance of their duties.  The provision of his agreement is summarized below:

●	Under the terms of his employment agreement effective January 1, 2012, which has a term of three years, Mr. Dantam receives an annual salary of $225,000, which is subject to review on an annual basis, a $20,000 sign on bonus, bonuses as determined by the compensation committee, and a 5-year option to purchase 150,000 shares of our common stock at a price of $1.50 per share, 15,020 options shall vest upon execution of this contract and, beginning in March 2012, 3,970 options will vest monthly through the remaining 34 months of this contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 27, 2012

Axion Power International, Inc.

By:	/s/ Charles R. Trego
Charles R. Trego
Chief Financial Officer